Exhibit 10.44
MODIFICATION AGREEMENT

Loan #2340	Return To:	Paragon Commercial Bank
3535 Glenwood Avenue
STATE OF NORTH CAROLINA		Raleigh, NC 27612
COUNTY OF Wake
     THIS MODIFICATION AGREEMENT is made as of this 31st day of July, 2007, between PARAGON COMMERCIAL BANK, a banking corporation organized under the laws of the State of North Carolina (hereinafter “Bank”), Cornerstone Biopharma Holdings, Inc. (the “Borrower”, whether one or more in number), and, if a deed of trust is modified, Charles W. Cleary of Wake County, North Carolina (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Borrower has made and issued its promissory note dated the 21st day of April, 2005, evidencing an original indebtedness of Four Million and 00/100 Dollars ($4,000,000.00) (the “Note”) and the Note is
☒	secured as described in security agreement(s) dated April 21, 2005 (“Security Agreement”).

☒	secured by an incidental second lien Deed of Trust dated May 8, 2006 recorded in Book 011959 Page 00209-00220, Wake County Registry (“Deed of Trust”) and hypothecated by Craig A. Collard and Susan K. Collard; further modified by Modification Agreement dated July 14, 2006 recorded in Book 012074, Page 01678-01682, Wake County Registry to a Future Advance Deed of Trust.
The Note, Security Agreement and/or Deed of Trust are hereinafter collectively referred to as the “Contract” and the Contract is hereby incorporated herein as a part of this Modification Agreement.
     AND, WHEREAS, Bank (as holder and owner of the Note, Secured Party under the Security Agreement(s) and the Beneficiary under the Deed of Trust), and the Borrower mutually desire to modify the provisions of the Contract in the manner hereinafter set out, it being specifically understood that, except as herein modified, the terms and provisions of the Contract, and the individual instruments thereof, shall remain unchanged and continue in full force as therein written;
     NOW, THEREFORE, the Bank, the Borrower and the Trustee, if applicable, in consideration of the premises and the sum of One Dollar ($1.00) to each in hand paid by the other, receipt of which is hereby acknowledged by each, do hereby agree that the Contract shall be, and the same hereby is, amended to provide as follows:

☒	The maturity date of the Note is changed to June 15, 2008. In addition, the stated maturity date in any Deed of Trust and/or Security Agreement is changed to the date stated herein.

☒	CHANGE IN PRINCIPAL PAYMENT TERMS Principal balance shall be changed to be payable as follows:
☒	Payable in one single payment on June 15, 2008 (herein referred to as “Maturity”).
☒	CHANGE IN INTEREST PAYMENT TERMS Interest shall be changed to be payable as follows:
☒	Payable monthly beginning August 10, 2007 and consecutively on the same calendar day of each such calendar period thereafter.
☒	ADDITION OF COLLATERAL
The following collateral shall be taken in addition to the above-described Collateral:
☒	Assignment of Deposit dated July 31, 2007 for Paragon Commercial Bank account # 0270298, hypothecated by Craig A. and Susan K. Collard
     IT IS MUTUALLY AGREED between and among the parties hereto that nothing herein contained shall in any way impair the security now held for the indebtedness evidenced by the Contract, nor waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Contract, except as herein amended, nor affect or impair any rights, powers or remedies under the Contract. This Modification Agreement does not extend the expiration date(s) or enlarge the term(s) of any property, physical damage, credit and/or any other insurance written in connection with and/or financed by said Contract. Except as herein and hereby expressly modified, said Contract contains the entire agreement of the parties and the undersigned do hereby ratify and confirm the terms of said Contract, all of which shall remain in full force and effect, as modified herein.
     FURTHERMORE, Bank does hereby reserve all rights and remedies it may have against all parties secondarily liable for repayment of the indebtedness evidenced by the Note. Borrower hereby expressly waives, to the full extent it may lawfully do so, any rights which it may now or at any time hereafter have by virtue of North Carolina General Statutes Sections 26-7 and 45-45.1.
     If applicable, the Trustee joins in the execution of this Modification Agreement as evidence of his knowledge of the provisions hereof. This Modification Agreement shall be binding upon any assignee or successor in interest of the parties hereto.

     IN WITNESS WHEREOF, this Modification Agreement is executed (i) if by individuals, by hereunto setting their hands under seal by adoption of the word “SEAL” appearing next to the individuals’ names, (ii) if by a corporation, by the duly authorized officers of the corporation on its behalf under seal by adoption of the facsimile seal printed hereon for such purpose or, if an impression seal appears hereon, by affixing such impression seal, (iii) if by a partnership, by the duly authorized partners of the partnership on its behalf under seal by adoption of the word “SEAL” appearing next to the name of the partnership and/or the signatures of the partners, or (iv) if by a limited liability company by the duly authorized member(s) or manager(s) of the limited liability company on its behalf under seal by adoption of the word “SEAL” appearing next to the name of the limited liability company and/or the signatures of the member(s) or manager(s), as of the day and year first above written.

PARAGON COMMERCIAL BANK

By:	/s/ Brian K. Reid	(SEAL)

Brian K. Reid, Senior Vice President

BORROWER:

Cornerstone Biopharma Holdings, Inc. (SEAL)

By:	/s/ Craig A. Collard	(SEAL)

Craig A. Collard, President

CONSENTED TO:

By:	/s/ Craig A. Collard	(SEAL)

Craig A. Collard, Guarantor

Carolina Pharmaceutical, Inc.

By:	/s/ Craig A. Collard	(SEAL)

Craig A. Collard, President

Trustee

	/s/ Charles W. Cleary	(SEAL)

Charles W. Cleary

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